Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On November 7, 2019, Venus Concept Ltd., completed the merger (the “Merger”) of Radiant Merger Sub Ltd. (the “Merger Sub”), and Restoration Robotics, Inc., a company incorporated in the state of Delaware, pursuant to the merger agreement, as amended on August 14, 2019 and October 31, 2019 (the “Merger Agreement”).

Under the Merger Agreement, the Merger Sub merged with and into Venus Concept Ltd., with Venus Concept Ltd. surviving as a wholly owned subsidiary of Restoration Robotics, Inc. Following the completion of the Merger, Restoration Robotics, Inc. changed its corporate name to Venus Concept Inc., and the business conducted by Venus Concept Ltd. became the primary business conducted by Venus Concept Inc.

At the effective time of the Merger, each outstanding ordinary and preferred share of Venus Concept Ltd., other than shares held by Venus Concept Ltd. as treasury stock or held by Venus Concept Inc. or the Merger Sub, were converted into the right to receive 8.6506 (the “Exchange Ratio”) validly issued, fully paid and non-assessable Venus Concept Inc. common stock, and each outstanding stock option and warrant issued and outstanding by Venus Concept Ltd. was assumed by Venus Concept Inc. and converted into and become an option or warrant (as applicable) exercisable for Venus Concept Inc. common stock with the number and exercise price adjusted by the Exchange Ratio.

Immediately following completion of the Merger, Venus Concept Inc. effected a 15-for-1 reverse stock split of Venus Concept Inc. common stock (the “Reverse Stock Split”). The Merger and the Reverse Stock Split were approved by Venus Concept Inc.’s stockholders on October 4, 2019, subject to the closing of the Merger.

In the unaudited pro forma combined financial statements, the Merger was accounted for as a business combination using the acquisition method of accounting under the provisions of Financial Accounting Standards Board, Accounting Standards Codification (“ASC”), Topic 805 “Business Combinations” (“ASC 805”). The Merger was accounted for as a reverse acquisition with Venus Concept Ltd. being deemed the acquiring company for accounting purposes. Under ASC 805, Venus Concept Ltd., as the accounting acquirer, recorded the assets acquired and liabilities assumed of Venus Concept Inc. in the Merger at their fair values as of the acquisition date.

Venus Concept Ltd. was determined to be the accounting acquirer based on an analysis of the criteria outlined in ASC 805 and the facts and circumstances specific to the Merger, including the fact that immediately following the Merger: (1) Venus Concept Ltd. shareholders owned a substantial majority of the voting rights of the combined company; (2) Venus Concept Ltd. designated a majority (seven of nine) of the initial members of the board of directors of the combined company; and (3) Venus Concept Ltd. senior management held most key positions in senior management of the combined company.

The unaudited pro forma combined balance sheet data as of September 30, 2019 gives effect to the Merger as if it took place on September 30, 2019. The unaudited pro forma combined statement of operations data for the year ended December 31, 2018 and the nine months ended September 30, 2019 gives effect to the Merger as if it took place on January 1, 2018. The historical financial statements of Venus Concept Inc. and Venus Concept Ltd. have been adjusted to give pro forma effect to events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results of operations of the combined company.

The unaudited pro forma combined financial information is based on assumptions and adjustments that are described in the accompanying notes. The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be finalized. Accordingly, the pro forma adjustments reflected in the unaudited pro forma combined financial statements are preliminary and based on estimates, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing the unaudited pro forma combined financial information. Differences between the preliminary adjustments reflected in the unaudited pro forma combined financial information and the final application of the acquisition method of accounting, which is expected to be completed as soon as practicable after the closing of the Merger, may arise, and those differences could have a material impact on the accompanying unaudited pro forma combined financial information and the combined company’s future results of operations and financial position. In addition, differences between the preliminary and final adjustments will likely occur as a result of changes in Venus Concept Inc.’s assets and liabilities between September 30, 2019 and November 7, 2019, the closing date of the Merger.

The unaudited pro forma combined financial information does not give effect to the potential impact of operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that would have been realized had Venus Concept Inc. and Venus Concept Ltd. been a combined company during the specified periods.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the separate historical consolidated financial statements of Venus Concept Inc. and Venus Concept Ltd. and the separate Management’s Discussion and Analysis of Financial Condition and Results of Operations. Restoration Robotics, Inc.’s historical audited consolidated financial statements and Management’s Discussion of Financial Condition and Results of Operations for the year ended December 31, 2018, are incorporated herein by reference to Item 8 of Restoration Robotics, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 20, 2019. Venus Concept Ltd.’s historical audited consolidated financial statements for the year ended December 31, 2018 are included elsewhere in this Current Report on Form 8-K/A. Venus Concept Inc.’s (formerly Restoration Robotics, Inc.) historical unaudited condensed consolidated financial statements and Management’s Discussion of Financial Condition and Results of Operations for the nine months ended September 30, 2019 are incorporated herein by reference to Item 1 of Venus Concept Inc. Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2019. Venus Concept Ltd.’s historical unaudited condensed consolidated financial statements and Management’s Discussion of Financial Condition and Results of Operations for the nine months ended September 30, 2019 are included elsewhere in this Current Report on Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2019

(in thousands)

	Venus Concept Ltd.	Venus Concept Inc.	Pro Forma Merger Adjustments		Pro Forma Combined	Pro Forma Financing Adjustments		Pro Forma Concurrent Financing Adjustments		Pro Forma Combined Including Financing and Concurrent Financing Adjustments
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,732	$8,915	$—		$24,647	$—		$7,898	J,K	$32,545
Accounts receivable	59,144	3,663	—		62,807	—		—		62,807
Inventory	15,777	5,623	868	C	22,268	—		—		22,268
Notes receivable	4,500	—	(4,500)	C	—	—		—		—
Prepaid expenses and other current assets	7,418	1,042	—		8,460	—		—		8,460

	102,571	19,243	(3,632)		118,182	—		7,898		126,080
Property and equipment, net	3,335	1,323	—		4,658	—		—		4,658
Restricted cash	—	83	—		83	—		—		83
Long-term accounts receivable	38,074	—	—		38,074	—		—		38,074
Deferred tax assets	269	—	—		269	—		—		269
Other assets	849	100	—		949	—		—		949
Intangible assets	4,851	—	18,400	C	23,251	—		—		23,251
Goodwill	2,603	—	20,750	C	23,353	—		—		23,353

TOTAL ASSETS	$152,552	$20,749	$35,518		$208,819	$—		$7,898		$216,717

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Line of credit	$7,572	$—	$—		$7,572	$—		$—		$7,572
Accounts payable	7,766	5,226	—		12,992	—		(167)	K	12,825
Accrued expenses and other current liabilities	16,138	3,944	4,610	B	24,561	(259)	I	—		24,302
			(131)	C
Deferred revenue	3,965	1,346	117	C	5,428	—		—		5,428
Convertible promissory notes	29,420	11,500	(4,500)	C	36,420	(29,420)	L	—		—
						(7,000)	I
Current portion of long-term debt	—	5,878	—		5,878	—		(5,878)	K	—

	64,861	27,894	96		92,851	(36,679)		(6,045)		50,127
Unearned interest revenue	1,794	—	—		1,794	—		—		1,794
Deferred tax liabilities	2,332	—	—		2,332	—		—		2,332
Long term debt	60,981	14,158	—		75,139	—		(14,158)	K	60,981
Other long-term liabilities	3,725	497	(198)	C	4,024	—		—		4,024

TOTAL LIABILITIES	133,693	42,549	(102)		176,140	(36,679)		(20,203)		119,258

SHAREHOLDERS’ EQUITY
Common stock	57,459	4	(4)	C	25	6	L	11	J	44
			4	C		2	I
			(57,438)	D
			—	A
Additional paid-in capital	11,937	195,914	(196,288)	C	85,201	29,414	L	22,484	J	149,926
			15,826	C		7,257	I	5,570	J
			57,438	D
			374	A
Accumulated other comprehensive income	—	43	(43)	C	—					—
Accumulated deficit	(54,890)	(217,761)	220,735	C	(56,900)			36	K	(56,864)
			(374)	A
			(4,610)	B

	14,506	(21,800)	35,620		28,326	36,679		28,101		93,106
Non-controlling interest	4,353	—	—		4,353	—		—		4,353

TOTAL SHAREHOLDERS’ EQUITY	18,859	(21,800)	35,620		32,679	36,679		28,101		97,459

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$152,552	$20,749	$35,518		$208,819	$—		$7,898		$216,717

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2019

(in thousands, except share and per share amounts)

	Venus Concept Ltd.	Venus Concept Inc.	Pro Forma Merger Adjustments		Pro Forma Combined	Pro Forma Financing Adjustments		Pro Forma Concurrent Financing Adjustments		Pro Forma Combined Including Financing and Concurrent Financing Adjustments
Revenue	$78,552	$11,632	$—		$90,184	$—		$—		$90,184
Cost of goods sold	21,645	6,465	1,903	F	30,013	—		—		30,013

Gross profit	56,907	5,167	(1,903)		60,171	—		—		60,171
Operating expenses:
Sales and marketing	28,983	12,688	(263)	E	41,408	—		—		41,408
Research and development	5,667	4,573	(32)	E	10,208	—		—		10,208
General and administrative			(442)	E
	34,637	9,800	(11,740)	G	32,255	—		—		32,255

Total operating expenses	69,287	27,061	(12,477)		83,871	—		—		83,871

Loss from operations	(12,380)	(21,894)	10,574		(23,700)	—		—		(23,700)
Other expenses, net:
Interest expense	(5,904)	(2,512)	—		(8,416)	370	L	1,570	M	(6,217)
						259	I
Foreign exchange loss	(409)	—	—		(409)	—		—		(409)
Other expense, net	—	(109)	—		(109)	—		—		(109)

Loss before income taxes	(18,693)	(24,515)	10,574		(32,634)	629		1,570		(30,435)
Provision for income taxes	867	33	—		900	—		—		900

Net loss	(19,560)	(24,548)	10,574		(33,534)	629		1,570		(31,335)
Non-controlling interest	263	—	—		263	—		—		263

Net loss attributable to shareholders	$(19,823)	$(24,548)	$10,574		$(33,797)	$629		$1,570		$(31,598)

Weighted average shares outstanding, basic and diluted	8,344,995	40,843,825	213,566,651	H	254,410,476	63,078,902	L	112,259,700	J	445,312,972
						15,563,894	I
Net loss per share after 15-1 reverse split, basic and diluted	$—	$(9.02)	$—		$(1.99)	$—		$—		$(1.06)
Weighted average shares outstanding after 15-1 reverse split, basic and diluted	—	2,722,922	14,237,776	H	16,960,698	4,205,260	L	7,483,980	J	29,687,530
						1,037,592	I

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

(in thousands, except share and per share amounts)

	Venus Concept Ltd.	Venus Concept Inc.	Pro Forma Merger Adjustments		Pro Forma Combined	Pro Forma Financing Adjustments		Pro Forma Concurrent Financing Adjustments		Pro Forma Combined Including Financing and Concurrent Financing Adjustments
Revenue	$102,614	$21,956	$—		$124,570	$—		$—		$124,570
Cost of goods sold	23,259	12,450	2,538	F	38,247	—		—		38,247

Gross profit	79,355	9,506	(2,538)		86,323	—		—		86,323
Operating expenses:
Sales and marketing	37,315	18,204	(204)	E	55,315	—		—		55,315
Research and development	7,047	8,374	(37)	E	15,384	—		—		15,384
General and administrative	38,360	8,834	(463)	E	46,731	—		—		46,731

Total operating expenses	82,722	35,412	(704)		117,430	—		—		117,430

Loss from operations	(3,367)	(25,906)	(1,834)		(31,107)	—		—		(31,107)
Other expense, net:
Interest expense	(5,361)	(2,224)	—		(7,585)	—		1,325	M	(6,260)
Foreign exchange loss	(3,266)	—	—		(3,266)	—		—		(3,266)
Other expense, net	—	(549)	—		(549)	—		—		(549)

Loss before income taxes	(11,994)	(28,679)	(1,834)		(42,507)	—		1,325		(41,182)
Provision for income taxes	2,215	47	—		2,262	—		—		2,262

Net loss	(14,209)	(28,726)	(1,834)		(44,769)	—		1,325		(43,444)
Non-controlling interest	750	—	—		750	—		—		750

Net loss attributable to shareholders	(14,959)	(28,726)	(1,834)		(45,519)	—		1,325		(44,194)

Net loss per share, basic and diluted	(1.82)	(0.86)			(0.18)					(0.10)
Weighted average shares outstanding, basic and diluted	8,206,000	33,512,181	213,836,651	H	247,348,832	63,078,902	L	112,259,700	J	438,251,328
						15,563,894	I
Net loss per share after 15-1 reverse split, basic and diluted		(12.86)			(2.76)					(1.51)
Weighted average shares outstanding after 15-1 reverse split, basic and diluted		2,234,145	14,255,776	H	16,489,921	4,205,260	L	7,483,980	J	29,216,753
						1,037,592	I

Notes to Unaudited Pro Forma Combined Financial Statements

1.	Description of the Merger

Merger of Venus Concept Ltd. and Venus Concept Inc.

On March 15, 2019, Venus Concept Inc., Venus Concept Ltd. and the Merger Sub entered into the Merger Agreement, pursuant to which, on November 7, 2019, the Merger Sub merged with and into Venus Concept Ltd. with Venus Concept Ltd. surviving as a wholly-owned subsidiary of Venus Concept Inc. At the effective time of the Merger, each ordinary share and preferred share of Venus Concept Ltd. that was outstanding immediately prior to the effective time of the Merger, other than shares held by Venus Concept Ltd. as treasury stock or held by Venus Concept Ltd. or Merger Sub, was converted into the right to receive shares of Venus Concept Inc. common stock based on the Exchange Ratio of 8.6506 shares of Venus Concept Inc. common stock for each Venus Concept Ltd. ordinary share and preferred share.

Immediately following the completion of the Merger, Venus Concept Inc. and Venus Concept Ltd. effected the Reverse Stock Split as defined above.

An aggregate of 14,165,110 shares of Venus Concept Inc. common stock were issued to Venus Concept Ltd. shareholders in the Merger on a post-split basis, excluding 3,286,286 shares underlying outstanding options and warrants.

Treatment of Stock Options and Warrants in the Merger

At the effective time of the Merger, each outstanding Venus Concept Ltd. stock option and warrant, whether or not vested, to purchase ordinary shares or preferred shares, as applicable, of Venus Concept Ltd., that was unexercised immediately prior to the effective time of the Merger was converted into an option or warrant to purchase shares of Venus Concept Inc. common stock as determined pursuant to the exchange ratio defined above. All rights with respect to each Venus Concept Ltd. stock option or warrant were assumed by Venus Concept Inc .in accordance with its terms. Accordingly, from and after the effective time of the Merger, each Venus Concept Ltd. stock option and warrant assumed by Venus Concept Inc. may be exercised solely for shares of Venus Concept Inc. common stock. The number of shares of Venus Concept Inc. common stock subject to each Venus Concept Ltd. stock option assumed by Venus Concept Inc. was determined by multiplying (a) the number of shares of Venus Concept Ltd. ordinary shares that were subject to such Venus Concept Ltd. stock option, as in effect immediately prior to the effective time of the Merger by (b) the Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Venus Concept Inc. common stock. The per share exercise price for Venus Concept Inc. common stock issuable upon exercise of each Venus Concept Ltd. stock option assumed by Venus Concept Inc. was determined by dividing (a) the per share exercise price of Venus Concept Ltd. ordinary shares subject to such Venus Concept Ltd. stock option, as in effect immediately prior to the effective time of the Merger, by (b) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent. The conversion of Venus Concept Ltd. stock options to Venus Concept Inc. stock options was treated as a modification of the awards for accounting purposes.

The equity awards of Venus Concept Inc. that were issued and outstanding at the time of the Merger remain issued and outstanding. However, for accounting purposes, the equity awards of Venus Concept Inc. were assumed to have been exchanged for equity awards of Venus Concept Ltd., the accounting acquirer. As of September 30, 2019, Venus Concept Inc. had outstanding stock options to purchase, on a post-split basis, 221,941 shares of common stock, of which stock options to purchase 117,524 shares were vested and exercisable at a weighted average exercise price of $2.02 per share.

2.	Concurrent Financing

On November 3, 2019, Venus Concept Inc. and Venus Concept Ltd. entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors named therein (collectively, the “Investors”) pursuant to which, Venus Concept Inc. agreed to issue and sell to the Investors in a private placement an aggregate of 7,483,980 shares (the “Concurrent Financing Shares”) of Venus Concept Inc. common stock, par value $0.0001 per share, and warrants to purchase up to an aggregate of 3,741,990 shares (the “Warrant Shares”) of Venus Concept Inc. common stock at an exercise price of $6.00 per share (the “Concurrent Financing Warrants” and, together with the Concurrent Financing Shares and the Warrant Shares, the “Securities”) immediately following the closing of the Merger (the “Concurrent Financing”). The aggregate purchase price for the Securities sold in the Concurrent Financing was $28.0 million.

Accounting Treatment of Concurrent Financing Shares and Concurrent Financing Warrants

The Concurrent Financing Shares were recognized on the settlement date which was the date that the proceeds were received, and the shares were issued. The total value received on the settlement date was considered as fair value. Those proceeds were allocated first to the par value of the common shares, with any excess over par value allocated to additional paid-in capital.

Venus Concept Ltd. accounted for the Concurrent Financing Warrants in accordance with ASC Topic 480-10 “Distinguishing Liabilities from Equity”. Based on this guidance, Venus Concept Ltd. determined that each Concurrent Financing Warrant did not meet the criteria to be classified as a liability. Accordingly, the Concurrent Financing Warrants were classified as equity and are not subject to remeasurement at each balance sheet date. The fair value of the Concurrent Financing Warrants issued was estimated by Venus Concept Ltd. using the Black-Scholes option pricing model based on the market value of the underlying common stock at the measurement date, the contractual terms of the Concurrent Financing Warrants, expected volatility of 58% based on historical information of companies in a similar industry, a risk-free interest rate of 1.74% and with no expected dividend yield over the life of the Concurrent Financing Warrants. The proceeds from the Concurrent Financing of $28.0 million were allocated to the Concurrent Financing Shares and Concurrent Financing Warrants based on the relative fair values of the Concurrent Financing Shares and Concurrent Financing Warrants. The portion of the proceeds allocated to the Concurrent Financing Warrants are accounted for as paid-in capital.

3.	Basis of Presentation

The accompanying unaudited pro forma combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma combined balance sheet as of September 30, 2019 was prepared using the historical consolidated balance sheets of Venus Concept Ltd. and Venus Concept Inc. as of September 30, 2019 and gives effect to the Merger as if it occurred on September 30, 2019. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 give effect to the Merger as if it occurred on January 1, 2018 and were prepared using:

•	the historical unaudited condensed consolidated financial statements of Venus Concept Ltd. for the nine months ended September 30, 2019;

•	the historical unaudited condensed consolidated financial statements of Venus Concept Inc. (formerly Restoration Robotics, Inc.) for the nine months ended September 30, 2019;

•	the historical audited consolidated financial statements of Venus Concept Ltd. for the year ended December 31, 2018; and

•	the historical audited consolidated financial statements of Restoration Robotics, Inc. for the year ended December 31, 2018.

The unaudited pro forma combined financial information does not include the impacts of any revenue, cost or other operating synergies that may result from the Merger or any related restructuring costs that may be contemplated.

4.	Accounting Policies

During the preparation of the accompanying unaudited pro forma combined financial information, Venus Concept Ltd. was not aware of any material differences between Venus Concept Ltd.’s accounting policies and the accounting policies of Venus Concept Inc. Following the consummation of the Merger, Venus Concept Ltd. will conduct a more detailed review of Venus Concept Inc.’s accounting policies. As a result, Venus Concept Ltd. may identify differences between the accounting policies of the two companies that, when conformed, could have had a material impact on the accompanying unaudited pro forma combined financial information.

5.	Accounting for the Merger

Immediately following the Merger, Venus Concept Inc.’s stockholders owned approximately 15% of the outstanding capital stock of the combined company on a fully diluted basis, and current Venus Concept Ltd. shareholders owned approximately 85% of the outstanding capital stock of the combined company on a fully diluted basis. Venus Concept Ltd. shareholders are entitled to receive 14,165,110 shares of Venus Concept Inc. common stock in connection with the Merger, based on the number of Venus Concept Ltd. ordinary and preferred shares outstanding as of September 30, 2019. An aggregate 14,165,110 shares of common stock were issued to Venus Concept Ltd. shareholders in the Merger on a post-split basis, excluded 3,286,286 shares underlying outstanding options and warrants. Immediately after the effective time of the Merger, and after giving effect to the conversion of all Venus Concept Ltd. convertible notes and Venus Concept Inc. convertible notes and the issuance of the Securities in the Concurrent Financing, there were 29,667,622 shares of Venus Concept Inc. common stock outstanding.

The intellectual property reflected in the pro forma financial information represents the estimated value of proprietary technology developed by Venus Concept Inc. to robotize implantation of follicles during the hair implantation process which is expected to give Venus Concept Ltd. a significant advantage in the hair restoration market.

This value is estimated based on the income approach using the multi-period excess earnings method and includes the following assumptions: forecast revenue attributable to the intellectual property, the estimated life of the intellectual property and estimated annual rate of technology migration, forecast expenditures associated with maintenance of the existing intellectual property, estimated contributory asset charges, the discount rate used to present value the excess cash flow attributable to intellectual property, and the associated tax amortization benefit. These assumptions are based on historical and projected company- and industry-specific data.

The useful life of the intellectual property of 7.5 years represents management’s estimate of the life cycle of the proprietary technology developed by Venus Concept Inc. This estimate is based on the historical experience with previous versions of the same technology and can vary depending on the rate of obsolescence of the proprietary technology developed by Venus Concept Ltd. and availability of more advanced alternative technologies.

The total purchase price paid in the Merger had been allocated to the tangible and intangible assets acquired and liabilities assumed of Venus Concept Inc. based on their preliminary estimated fair values as of the completion of the Merger, with the excess allocated to goodwill. The following summarizes the purchase price paid in the Merger post-split (in thousands, except share and per share amounts):

Purchase Price Details
Number of shares of the combined company to be owned by Venus Concept Inc. shareholders (1)	2,802,466
Multiplied by the price per share of Venus Concept Inc. common stock (2)	$5.6055

The value of Venus Concept Inc. common stock	15,709
The value of fully and partially vested stock options and warrants (3)	121

Total purchase price	$15,830

(1)

The final purchase price was determined based on the number of shares of Venus Concept Inc. common stock that Venus Concept Inc. stockholders own immediately prior to the closing of the Merger. For purposes of this unaudited pro forma combined financial information, the number of shares of 2,802,466 represents (a) 2,729,800 shares of Venus Concept Inc. common stock outstanding as of September 30, 2019, (b) 6,000 shares of restricted Venus Concept Inc. common stock that became vested in full upon the closing of the Merger, and (c) 66,666 shares issued to management of Venus Concept Inc. as a transaction bonus.

(2)

The estimated purchase price was based on the last reported sale price of Venus Concept Inc. common stock on the Nasdaq Capital Market immediately prior to the closing of the Merger (November 6, 2019).

(3)	The estimated value of the fully vested and partially vested stock options and warrants was based on the following assumptions:

Expected term (in years)	5.10
Risk-free interest rate	1.63%
Expected volatility	60.00%
Expected dividend rate	0.00%

Under the acquisition method of accounting, the total purchase price was allocated to the acquired tangible and intangible assets and assumed liabilities of Venus Concept Inc. based on their preliminary estimated fair values as of the completion of the Merger, with the excess allocated to goodwill. Goodwill of $20.8 million determined for the purpose of this unaudited pro forma combined financial information had been calculated using preliminary estimates of the fair value of the net assets of Venus Concept Inc. as of the completion of the Merger. The purchase price allocation is preliminary and will be revised as additional information becomes available and as additional analyses are performed which could be materially different from the amounts presented in the unaudited pro forma combined financial statements.

For the purposes of these unaudited pro forma combined financial statements, the intellectual property acquired has been valued based on the income approach using the multi-period excess earnings method. The useful life of the intellectual property was determined based on management’s estimate of the product life cycle, the absence of like products in the market and various other competitive and regulatory factors. Significant changes to the key assumptions used in the discounted cash flow could result in different fair values of intellectual property at each valuation date.

The following summarizes the preliminary allocation of the purchase price paid in the Merger as if it had been completed on September 30, 2019 (in thousands):

Cash and cash equivalents	$8,915
Other current assets	11,197
Property and equipment, net	1,323
Intellectual property	18,400
Other non-current assets	183
Goodwill	20,750
Current liabilities	(13,103)
Long-term debt, including current portion	(31,536)
Other non-current liabilities	(299)

$15,830

The purchase price allocation included herein is preliminary and will be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation is expected to be completed as soon as practicable, but no later than one year after the consummation of the Merger. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma combined financial statements.

6.	Shares of Venus Concept Inc. Common Stock Issued to Venus Concept Ltd. Stockholders at the Closing of the Merger

At the closing of the Merger, all outstanding shares of Venus Concept Ltd. capital stock converted into shares of Venus Concept Inc. common stock. Based on the 8,580,959 shares of Venus Concept Ltd. ordinary shares and the 15,981,112 shares of Venus Concept Ltd. preferred shares outstanding as of September 30, 2019, and based on the Exchange Ratio determined in accordance with the terms of the Merger Agreement of 8.6506, Venus Concept Inc. expected to issue 14,165,110 shares, on a post-split basis, of Venus Concept Inc. common stock in the Merger, determined as follows:

Venus Concept Ltd. ordinary shares outstanding	8,580,959
Venus Concept Ltd. preferred shares outstanding	15,981,112

Total Venus Concept Ltd. capital stock outstanding	24,562,071
Stock Exchange Ratio	8.6506
Reverse Stock Split	15-for-1
Total shares of Venus Concept Inc. common stock issued to Venus Concept Ltd. shareholders upon closing post-split	14,165,110

In addition, in connection with the Merger, Venus Concept Inc. assumed all of the outstanding options and warrants to acquire Venus Concept Ltd. capital stock and such options and warrants became exercisable for shares of Venus Concept Inc. common stock following the Merger completion. See Note 5.

7.	Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the results of operations of Venus Concept Ltd. Based on Venus Concept Ltd.’s management’s review of Venus Concept Inc.’s summary of significant accounting policies, the nature and amount of any adjustments to the historical financial statements of Venus Concept Inc. to conform to the accounting policies of Venus Concept Ltd. are not expected to be significant.

The following pro forma adjustments included in the pro forma condensed combined balance sheet assume that the Merger was consummated on September 30, 2019 and are based on preliminary estimates that could change materially as additional information is obtained.

A.	To reflect 66,666 shares issued to management of Venus Concept Inc. as a transaction bonus incentive. The additional shares are also included in the calculation of the purchase price.

B.

To reflect accrual for costs that are directly related to the closing of the Merger, representing estimated remaining transaction costs of approximately $2.6 million for Venus Concept Inc. and approximately $2.0 million for Venus Concept Ltd.

C.

To reflect application of purchase accounting under the acquisition method and the elimination of Venus Concept Inc.’s historical stockholders’ equity balances, including additional paid-in capital and accumulated deficit, after considering the effects of the pro forma adjustments described in items A and B that are attributable to Venus Concept Inc. See Note 5.

D.

To reflect a decrease in common stock and an increase in additional paid-in capital representing the issuance of 14,165,110 shares of Venus Concept Inc. common stock to Venus Concept Ltd. shareholders in connection with the Merger. See Note 6.

The following pro forma adjustment included in the pro forma condensed combined statement of operations assumes that the Merger was consummated on January 1, 2018 and is based on preliminary estimates that could change materially as additional information is obtained.

E.

To reflect a decrease in stock-based compensation expense of approximately $0.7 million for the nine months ended September 30, 2019 and $0.7 million for the year ended December 31, 2018 related to the modification of Venus Concept Ltd. unvested stock options. The modification would be expected to decrease stock-based compensation expense by approximately $1.0 million for the year ended December 31, 2019, $0.7 million for the year ended December 31, 2020, $0.6 million for the year ended December 31, 2021, $0.3 million for the year ended December 31, 2022, and have an immaterial impact thereafter.

F.

To reflect additional amortization of approximately $1.9 million for the nine months ended September 30, 2019 and $2.5 million for the year ended December 31, 2018 related to the acquired intellectual property. The intellectual property is estimated to have an economic life of 7.5 years as of the acquisition date.

G.

To reflect the elimination of nonrecurring transaction costs incurred during the nine-month period ended September 30, 2019 that are directly related to the Merger. Of the $11.7 million in transaction costs, $7.6 million were incurred by Venus Concept Ltd. and $4.1 million were incurred by Venus Concept Inc.

H.

To reflect the estimated shares of Venus Concept Inc. common stock issued to Venus Concept Ltd. shareholders upon closing of the Merger (see Note 6), the shares of Venus Concept Inc. common stock issued for the restricted stock award that will become fully vested upon the closing of the Merger, and the shares issued to management of Venus Concept Inc. as a transaction bonus incentive.

The following pro forma adjustment reflects the effect of the anticipated financing and Concurrent Financing transaction on the pro forma condensed combined financial statements.

I.

To reflect the conversion of $7.0 million of Venus Concept Inc. convertible notes issued on August 20, 2019 and February 28, 2019 and the respective accrued interest of $0.3 million into shares of Venus Concept Inc. common stock following the closing of the Merger at a conversion price of $6.996 per share, resulting in the issuance of 1,037,592 shares post-split.

J.

To reflect the issuance of 7,483,980 Concurrent Financing Shares, par value $0.0001 per share, and Concurrent Financing Warrants to purchase up to an aggregate of 3,741,990 Venus Concept Inc. shares at an exercise price of $6.00 per share post-split as a result of the Concurrent Financing. The aggregate purchase price for the Securities sold in the Concurrent Financing was $28.0 million.

K.

To reflect the payoff and termination of Venus Concept Inc. obligations under its loan agreement with Solar Capital Ltd. (“Solar”) and certain other lenders (together, the “Lenders”). The payoff to Solar and the Lenders of $20.2 million pursuant to the loan agreement consisted of cash and warrants to purchase up to 50,000 shares of Venus Concept Inc. common stock, post Reverse Stock Split, at an exercise price of $6.00 per share.

L.

To reflect the conversion of $29.4 million of Venus Concept Ltd. convertible notes issued on June 25, 2019, August 14, 2019 and August 21, 2019 into shares of Venus Concept Inc. common stock following the closing of the Merger at a conversion price of $6.996 per share, resulting in the issuance of 4,205,260 shares post-split.

M.

To reflect elimination of accrued interest under the loan agreement with Solar and the Lenders due to payoff of Venus Concept Inc.’s obligations under its loan agreement with Solar and the Lenders, as described above.